Exhibit 23.4

July 9, 2021

Vine Energy Inc.

5800 Granite Parkway, Suite 550

Plano, Texas 75024

Gentlemen:

The firm of W.D. Von Gonten & Co. consents to the use of its name and to the use of its estimates of reserves contained in our reports entitled “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021,” “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021,” “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021” and “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021” to the specific references to W.D. Von Gonten & Company as the independent petroleum engineering firm in the Prospectus relating to the offering of Class A common stock filed with the Securities and Exchange Commission on March 19, 2021, pursuant to Rule 424(b) of the Securities Act, relating to the Form S-1 (File No. 333-253366), and as supplemented on April 2, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned projections in this Registration Statement.

Yours truly,

/s/ William D. Von Gonten, Jr.
W.D. VON GONTEN & Co.
William D. Von Gonten, Jr.
President
Houston, Texas